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                                                                    Exhibit 10.6


                                   ASSIGNMENT

         Whereas Americare International Diagnostics, Inc. is the owner of the entire right, title and interest in and to the following United States Letters
Patent:

     Patent No:                                Patent Date
     ----------                                -----------

     6,024,975                                 February 15, 2000

and the inventions therein described;

         AND WHEREAS, Americare Health Scan, Inc., doing business at 20 N.W. 181st Street, Miami, Florida 33169, is desirous of acquiring the entire interest in said invention, and in said United States Letters Patent;

         NOW THEREFORE, be it known that for and in consideration of a contract between Americare International Diagnostics, Inc. and Americare Health Scan, Inc., and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged; Americare International Diagnostics, Inc. has sold, assigned and transferred, and by these presence does sell, assign and transfer unto Americare Health Scan, Inc., its legal representatives, successors and assigns, the full and exclusive rights to the said invention as fully set forth and described in the above-mentioned letters patent of the United States, and any and all reissues of said letters patent, the same to be held and enjoyed by Americare Health Scan, Inc., its legal representatives, successors and assigns, to the full end of the term for which said letters patent has been granted or may be reissued or extended, as fully and entirely the same would have been held by Americare International Diagnostics, Inc. had this assignment and sale not been made. If Americare Health Scan, Inc. shall become insolvent, or if bankruptcy proceedings shall be begun by or against Americare Health Scan, Inc., ownership of the above-referenced patent shall revert to the Inventor, Joseph P. D'Angelo, D.D.S.

         IN TESTIMONY WHEREOF, we have hereunto set our hands and seals this 28th day of September, 2001.

                                      Americare International Diagnostics, Inc.



                                      ------------------------------------------
                                      Joseph P. D'Angelo, President